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                                                                       EXHIBIT 3


                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT is dated as of April 17, 2002, between Paver Installation, L.P., a Nevada limited partnership (the "Investor") and Paving Stone Corporation, a Nevada corporation (the "Company").

                  WHEREAS, the Investor has purchased four million (4,000,000) shares of common stock, $0.00001 par value, of the Company, and one and one half million (1,500,000) warrants to purchase shares of common stock of the Company, $0.00001 par value (all such shares of common stock being referred to as the "Securities") pursuant to a private offering (the "Offering") of securities conducted under an exemption from registration requirements under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Rule 506 promulgated thereunder by the Securities and Exchange Commission (the "Commission" or "SEC");

                  WHEREAS, the Securities are "restricted securities" under the Securities Act and the certificates evidencing such shares bear, or when issued upon exercise of the aforesaid warrants will bear, a restrictive legend indicating prohibitions on the sale of the shares under the securities laws;

                  WHEREAS, as additional consideration, the Company has agreed to grant the Investor the registration rights set forth herein with respect to the Securities.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Securities" means the Securities until (i) the Registration Statement has been declared effective by the Commission, and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 promulgated by the Commission (or any similar provision then in force) have been met, or (iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend; or (iv) such time as, in the opinion of counsel to the Company delivered and addressed to the Investor, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect). In the event of any business combination, acquisition, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  Section 2. Restrictions on Transfer. The Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144. The Investor understands that no disposition or transfer of the



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Securities may be made by Investor in the absence of (i) an opinion of counsel to the Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or
(ii) such effective registration.

                  Section 3. Registration Rights With Respect to the Securities.

         (a) As soon as practicable after the date hereof, the Company shall file a registration statement with the SEC for the Securities, and shall use its best efforts to cause the Commission to declare the registration statement effective as promptly as practicable, but no later than on or before December 31, 2002. The Company will endeavor to register all Securities consistent with the Investor's proposed manner of disposition of the Securities, by, at its discretion, and in accordance with legal requirements, either conducting a shelf registration, or maintaining the effectiveness of the registration statement pursuant to which the Securities will be offered, for the period necessary to permit the sale of all of the Registrable Securities.

         (b) In addition, to the extent any registration occurs prior to the filing and effectiveness of the registration statement provided for in Section 3(a) immediately above, if the Company proposes for any reason to register shares of its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8), it shall give written notice to the Investor of its intention to so register such Common Stock at least thirty
                  (30) days before the initial filing of such registration statement (a "Registration Statement"). The Investor shall be entitled to "piggyback" registration rights on any such registration with respect to the Registrable Securities. Upon the written request of the Investor delivered to the Company within twenty (20) days after delivery of any such notice by the Company specifying the number of Registrable Securities proposed to be included in such registration and stating that such Investor desires to sell such Registrable Securities in the public securities markets, the Company shall use its best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration so as to permit a public offering and resale of all such Registrable Securities under the Securities Act by the Investor as a selling stockholder and not as an underwriter; provided, however, that if the managing underwriter advises the Company and the Investor in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the registered shares, then the number of Registrable Securities and other shares of Common Stock to be included in such registration shall be reduced, pro rata.

         (c) The Investor shall have the first right to purchase newly issued securities by the Company, subject to legal restrictions or underwriter requirements, with piggy back registration rights for such securities, for a period of five
                  (5) years following such purchase, provided the exercise of such right would not result in a change of control of the Company.

         (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement



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                  under Section 3(a) or 3(b) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of its counsel. The Investor and its counsel shall have a reasonable period, not to exceed ten (10) business days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Investor with copies of any comment letters received from the Commission with respect thereto within two (2) business days of receipt thereof. The Company shall use its best efforts to qualify any of the securities for sale in such states as the Investor reasonably designates. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investor.

         (e) The Company shall not be required by this Section 3 to include the Investor's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Investor and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Investor and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not restricted securities.

         (f) The Company shall not be precluded from including in any registration statement which it is required to file pursuant to this Section 3 any other securities apart from the Registrable Securities.


                  Section 4. Cooperation with Company. The Investor will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. For purposes of this Agreement, the Investor will be deemed to have timely supplied any information required by the Company if the Investor supplies such information within ten (10) business days of receipt of a written request of the Company. Nothing in this Agreement shall obligate the Investor to consent to be named as an underwriter in any Registration Statement.



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                  Section 5. Registration Procedures. If and as long as the
Company is required by any of the provisions of this Agreement to effect and/or maintain the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investor's assistance and cooperation as reasonably required with respect to each Registration
Statement:

                           (a)(i) prepare and file with the Commission a
Registration Statement and such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to have the Registration Statement declared effective and to keep such Registration Statement effective, for the period of distribution contemplated thereby, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement whenever the Investor shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a Registration Statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not, at any time while the Registrable Securities are being offered, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (b)(i) prior to the filing with the Commission of any
Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investor and reflect in such documents all such comments as the Investor (and its counsel) reasonably may propose respecting the "Selling Shareholders" and "Plan of Distribution" sections (or such equivalent sections as may be required by the applicable registration form); (ii) furnish to the Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Investor; and (iii) provide to the Investor copies of any comments and communications from the Commission relating to the Registration Statement, if lawful to do so;

                           (c) register and qualify the Registrable Securities
covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Investors shall reasonably request (subject to the limitations set forth in Section 3 above), and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the Investor;

                           (d) notify the Investor at any time when a prospectus
covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of



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any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or fails to comply with the requirements of the Securities Act in any respect, and the Company shall prepare and file a curative amendment as quickly as commercially possible and during such period, the Investor shall not make any sales of Registrable Securities pursuant to the Registration Statement;

                           (e) as promptly as practicable after becoming aware
of such event, notify the Investor (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

                           (f) cooperate with the Investor to facilitate the
timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor reasonably may request and registered in such names as the Investor may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and, to the extent necessary, an opinion of such counsel to facilitate delivery of such certificates;

                           (g) take all such other lawful actions reasonably
necessary to expedite and facilitate the disposition by the Investor of its Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

                           (h) in the event of an underwritten offering,
promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

                           (i) maintain a transfer agent and registrar for its
Common Stock.

                  Section 6. Indemnification.

                           (a) To the maximum extent permitted by law, the
Company agrees to indemnify and hold harmless the Investor, each of the Investor's officers, directors, employees, agents and attorneys, and each person, if any, who controls the Investor within the meaning of the Securities Act (each a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and



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expenses), to which the Distributing Investor, or any such other aforementioned person, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based
(i) upon the wrongful actions of the Investor; (ii) any market loss or pricing of the Securities upon sale; or (ii) upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof or (ii) by the Investor's failure to deliver to the purchaser a copy of the most recent prospectus (including any amendments or supplements thereto).

                           (b) To the maximum extent permitted by law, the
Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability, which the Distributing Investor may otherwise have.

                           (c) Promptly after receipt by an indemnified party
under this Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly



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with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

                  All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable



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considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 7, in no event shall the Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

                   Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed to such address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

If to the Company:

                  Maurice F. Sigouin
                  Paving Stone Corporation
                  1760 N.W. 22nd Court
                  Pompano Beach, FL 33069
                  Telephone No.:  971-971-3235
                  Facsimile No.:  954-970-9651



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with a copy to:

                  Francine B. Goodman, Esq.
                  Law Offices of Francine B. Goodman, P.C.
                  245-30 Grand Central Parkway, #3L
                  Bellerose, New York 11426
                  Telephone No.: 267-880-0261
                  Facsimile No.: 267-880-0235

If to the Investor:

                  James R. Mitchell
                  Paver Installation, L.P.
                  Suite 700
                  4835 LBJ Freeway
                  Dallas, Texas 75244
                  Telephone No.: 972-404-0700
                  Facsimile No.: 972-404-0200

with a copy to:

                  Joshua Mond, Esq.
                  Godwin Gruber, P.C.
                  Suite 1700 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas 75270
                  Telephone No.: 214-939-4815
                  Facsimile No.: 214-760-7332

                  Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Investor under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the warrants with respect thereto) from Investor; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

                  Section 10. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of



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the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                  Section 11. Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

                  Section 12. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holder of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder. Notwithstanding the foregoing, the parties hereto acknowledge that the Investor may enter into agreements with the Company under which it agrees not to sell certain of its shares of Common Stock for certain periods of time. The parties agree that such agreements shall supercede this Agreement, and under no circumstances shall the Company be obligated to file a Registration Statement pursuant to this Agreement with respect to any shares which the Investor is prohibited from selling under any other agreement with the Company.

                  Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 14. Governing Law, Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made in Texas by persons domiciled in Texas and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association (the "AAA") in Dallas, Texas, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in Dallas, Texas, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Texas. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing



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party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available, and the non-prevailing party in any such injunctive proceeding shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such injunctive proceeding.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on this 17th day of April, 2002.


                            PAVING STONE CORPORATION., a Nevada corporation


                            By:     /s/ Maurice F. Sigouin
                                -----------------------------------------------
                                   Paving Stone Corporation
                                   on its behalf by: Maurice F. Sigouin,
                                   its Chairman and Chief Executive Officer


                            INVESTOR:


                            By:     /s/ James R. Mitchell
                                -----------------------------------------------
                                 Paver Installation, L.P.
                                 by: Paver Installation General, Inc.,
                                     its general partner
                                 by: James R. Mitchell on behalf of
                                     Paver Installation, L.P.



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